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                                                                  EXHIBIT 10(j)




                              CONSULTING AGREEMENT


                 THIS CONSULTING AGREEMENT (the "Agreement") dated September 26 , 1995, by and between TESORO PETROLEUM CORPORATION, a Delaware corporation (the "Company") and M.D. BURKE ENTERPRISES, INC. ("Enterprises"), a Texas corporation solely owned by Michael D. Burke ("Burke").

                 WHEREAS, the Company and Burke have entered into a Termination Agreement, dated as of the date hereof (the "Termination Agreement"), pursuant to which the parties have made mutual promises and agreements in connection with Burke's termination of employment with the Company;

                 WHEREAS, the Company desires to engage Enterprises to assist in the Company's business operations, and Enterprises desires to provide consulting services to aid the Company in connection with its business operations;

                 NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Termination Agreement, the parties hereby covenant and agree as follows:

                 1.  Engagement.

                 The Company hereby engages Enterprises to provide consulting services to the Company, and Enterprises hereby accepts such engagement.
During the time that Enterprises is performing services for the Company under this Agreement, and for all purposes hereunder, the status of Burke and Enterprises shall be that of an independent contractor of the Company and Burke shall not have the benefits, rights and privileges ordinarily accorded to an employee of the Company.

                 Enterprises shall make Burke available to advise and counsel the Company and consult with its employees, representatives, agents or contractors at such times as the Company and Enterprises may reasonably agree, not to exceed five (5) hours per week (or such greater number of hours as shall be mutually agreed upon by the Company and Enterprises from time to time), by telephone, letter or in person, wherever Burke may be. Although Burke shall not be required to perform the services required hereunder at the offices of the Company, he may make periodic visits as he and the Company deem advisable to the offices of the Company in the discharge of his duties hereunder.
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                 2.  Term.  The period of engagement of Enterprises hereunder shall commence on October 1, 1995 and shall terminate on December 31, 1996, unless sooner terminated as hereinafter provided. During the term of this Agreement as provided herein, Enterprises and Burke may engage in any business and perform any service for their own account, provided that such business or service shall not violate any provision of the Termination Agreement.

                 3. Consulting Fees. For the services rendered hereunder, Enterprises shall be entitled to receive from the Company an aggregate sum of $325,000, payable as follows: (i) a lump-sum payment in the amount of $75,000 to be made on October 2, 1995; and (ii) a lump-sum payment in the amount of $250,000 to be made on January 2, 1996.

                 4. Termination of Consulting Engagement. Notwithstanding any other provision of this Agreement to the contrary, the engagement of Enterprises hereunder may be terminated, at the option of the Company, only in the event of: (i) Enterprises' willful failure or refusal to perform the consulting services required by Section 1 hereof upon 30 days advance notice from the Company and provided that Enterprises shall have a reasonable opportunity to cure such failure or refusal within such 30 days; or (ii) willful fraud or material dishonesty in connection with Enterprises' performance hereunder.

Upon the termination of this engagement for any of the foregoing reasons, Enterprises shall be entitled to receive, on the scheduled payment dates, any accrued but unpaid consulting fees through the date of such termination.

                 5. Expenses. During the term of this Agreement, Enterprises may be required to incur business expenses in connection with the performance of its duties hereunder. All such business expenses must be previously authorized by the Company in writing, and the Company shall reimburse Enterprises for all such expenses that are reasonable and are appropriately documented in accordance with the Company's policies.

                 6.  Miscellaneous.

                          A. Complete Agreement.  This Agreement constitutes
the entire agreement between the parties and cancels and supersedes all other agreements and understandings, whether written or oral, between the parties and between the Company and Enterprises which may have related to the subject matter contained in this Agreement, it being expressly understood that this Agreement does not cancel or supersede any provision of the Termination Agreement.




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                          B. Modification; Amendment; Waiver.  No modification,
amendment or waiver of any provisions of this Agreement shall be effective unless approved in writing by both parties. The failure at any time to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of either party thereafter to enforce each and every provision hereof in accordance with its terms.

                          C. Governing Law; Jurisdiction.  This Agreement and
performance under it, and all proceedings that may ensue from its breach, shall be construed in accordance with and under the laws of the State of Texas, and the parties submit to the jurisdiction of the courts of the State of Texas for purposes of any actions or proceedings that may be required to enforce this Agreement.

                          D. Severability.  Whenever possible, each provision
of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                          E. Assignment.  The rights and obligations of the
parties under this Agreement shall be binding upon and inure to the benefit of their respective successors, assigns, executors, administrators and heirs; provided, however, that neither the Company nor Enterprises may assign any duties under this Agreement without the prior written consent of the other.

                          F. Notices.  All notices and other communications
under this Agreement shall be in writing and shall be given in person or by telegraph, telefax or first class mail, certified or registered with return receipt requested, and shall be deemed to have been duly given when delivered personally or three days after mailing or one day after transmission of a telegram or telefax, as the case may be, to the respective persons named below:


       If to the Company:                          Corporate Secretary
                                                   Tesoro Petroleum Corporation
                                                   8700 Tesoro Drive
                                                   San Antonio, Texas  78217

       If to the Enterprises:                      M.D. Burke Enterprises, Inc.
                                                   829 College Boulevard
                                                   San Antonio, Texas  78209




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                 IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


         COMPANY:                 Tesoro Petroleum Corporation


                                          By /S/ Bruce A. Smith
                                            ---------------------------------
                                               Chief Operating Officer and
                                          Its  Executive Vice President


                          ENTERPRISES:    M.D. Burke Enterprises, Inc.


                                          By /S/ Michael D. Burke
                                             --------------------------------

                                          Its  President
                                             --------------------------------



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